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                                                                      EXHIBIT 2a




             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION


                         D.W. Group Technologies, Inc.
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                              Name of Corporation

   We the undersigned        KEVIN TURNEY                               and
                      -------------------------------------------------
                                President or Vice President

    SARAH PATTON                        of    D.W. GROUP TECHNOLOGIES, INC.
---------------------------------------    -------------------------------------
  Secretary or Assistant Secretary               Name of Corporation

do hereby certify:

         That the Board of Directors of said corporation at a meeting duly
         convened and held on the     1st     day of    January      , 1999,
                                  -----------        ----------------     --
         adopted a resolution to amend the original articles as follows:

         Article    4    is hereby amended to read as follows:
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         Number of shares the corporation is authorized to issue is 100,000,000 with a par value of .001



The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 2,328,900; that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                    /s/  Kevin Turney
                                           -------------------------------------
                                                President or Vice President


                                                    /s/ Sarah Patton
                                           -------------------------------------
                                              Secretary or Assistant Secretary




State of    Tennessee           )
         --------------------
                                ) ss.
County of   Davidson
          -------------------   )


    On     January 30, 1999    , personally appeared before me, a Notary Public,
       ------------------------
    Kevin Turney, president, and Sarah Patton, Secretary
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               (Names of persons appearing and signing document.)

who acknowledged that they executed the above instrument.



                                                     /s/  illegible
                                           -------------------------------------
                                                   Signature of Notary



           [NOTARY STAMP]
       (NOTARY STAMP OR SEAL)


  My Commission Expires MAR 23, 2002


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